UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

March 7, 2006

Date of Report (Date of earliest event reported)

_____________________

FILENET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15997	95-3757924
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3565 Harbor Boulevard Costa Mesa, California (Address of principal executive offices)		92626 (Zip Code)

(714) 327-3400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Performance Based Restricted Stock Units

On March 9, 2006 the Compensation Committee of the Board of Directors of FileNet Corporation (the “Company”) approved awards of Restricted Stock Units with dividend equivalents rights (“RSUs”) to the Company’s executive officers and other key executives. The RSUs represent rights to receive shares of the Company’s Common Stock on a one for one basis for each vested RSU. One third of each award (an “Annual Tranche”) is eligible for vesting based upon achievement of targeted Company financial performance goals in each of 2006, 2007 and 2008. Vesting of RSUs will be earned based upon the Company’s actual performance in comparison to pre-established targeted performance goals. The performance goals for each year consist of achievement of targeted year over year revenue growth and targeted operating income metrics, and are equally weighted. Targeted performance is divided into 4 thresholds. A participating officer could earn vesting of 15% of an Annual Tranche if the minimum threshold targets for each performance goal is achieved, 40% vesting of the Annual Tranche if the second threshold targets are achieved for both performance goals, up to 75% vesting of the Annual Tranche if the third threshold targets are achieved for both performance goals and 100% vesting of an Annual Tranche if the maximum targeted threshold for both performance goals for the applicable year are achieved. The threshold level at which both performance goals have been achieved determines the level of RSU vesting. No RSUs in a given Annual Tranche will vest if the minimum threshold targets for both of the performance goals have not been achieved. The Compensation Committee will determine at the end of each fiscal year the extent to which the performance goals for that fiscal year have been attained and the resulting number of RSUs in the Annual Tranche that will vest based on such performance. The Compensation Committee has retained the right to exercise negative discretion with respect to the RSUs that otherwise would vest, by establishing heightened performance target for thresholds 2, 3 and 4 for each of 2007 and 2008 Annual Tranches, or by otherwise reducing the number of RSUs that vest.

All RSUs in each Annual Tranche that do not vest are forfeited and do not carry forward to future years. All RSUs in this program are performance based and conditioned upon the executive’s continued employment through the end of the applicable fiscal year. The shares of Common Stock underlying the vested RSUs will be issued upon or shortly after vesting, or, to the extent elected by the executive, following termination of the executive’s service with the Company. Upon such issuance, the executive will also be entitled to any dividends that were paid with respect to shares of the Company’s Common Stock from the grant date through the stock issuance date, payable only with respect to the actual shares issued to the executive as a result of the vesting of RSUs, and payable in cash or shares of the Company’s Common Stock at the election of the Company. RSUs (including associated dividend equivalent rights) allocated to the Annual Tranches for Company fiscal performance in 2007 and 2008, representing two thirds of the aggregate number of RSUs awarded (or 940,000 RSUs), were awarded subject to stockholder approval of an amendment to the Company’s Amended and Restated 2002 Incentive Award Plan that will be presented to the stockholders for approval at the 2006 annual meeting of stockholders. A total of 1,410,000 RSUs were granted, including the following grants to our Executive Officers:

	2006 Annual	2007 Annual	2008 Annual
Name	Tranche	Tranche	Tranche	Total
Lee Roberts	90,000	90,000	90,000	270,000
Sam Auriemma	55,000	55,000	55,000	165,000
Ron Ercanbrack	55,000	55,000	55,000	165,000
Martin Christian	35,000	35,000	35,000	105,000
Kim Poindexter	35,000	35,000	35,000	105,000
Phil Maynard	10,000	10,000	10,000	30,000

2006 Bonus Incentive Program

On March 7, 2006, the Company’s Compensation Committee approved a 2006 Cash Bonus Incentive Compensation Plan for eligible officers and employees of the Company.

Under the Company’s 2006 Cash Bonus Incentive Compensation Plan, the target bonus for executive officers and all other bonus plan participants is earned based on the Company’s actual financial and other performance for 2006 in comparison to targets established by the Compensation Committee at its March 7, 2006 meeting. The 2006 Cash Bonus Incentive Compensation Plan consists of three fundamental components: (i) achievement of earnings per share targets, (ii) achievement of target levels of revenue and (iii) achievement of targeted scores on a customer loyalty index (“CLI”). The revenue and earnings per share components are equally weighted, and failure to achieve the CLI target scores will reduce the bonus amount by 10%. The target bonus amount for executive officers is a predetermined percentage of each executive officer’s base salary ranging from 50% to 70% for the Executive Officers, (with 70% of base salary being the target bonus for the CEO). An executive could earn twenty-five percent (25%) of target bonus if the Company attains the minimum performance target, one hundred percent if the Company attains the targeted level of performance for each component, and up to two hundred percent (200%) of target bonus if the Company attains or exceeds predetermined maximum (or “stretch”) levels of performance for each component. Bonuses are pro-rated between these thresholds. No bonus is paid if the Company fails to achieve the minimum earnings per share target.

CEO Salary Increase

On March 7, 2006 the Compensation Committee approved, and the Company’s Board of Directors ratified, a 5% increase in Mr. Roberts base salary (from $546,000 to $573,300), commensurate with base salary increases granted to other executive officers.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing rule or standard; Transfer of Listing.

On December 29, 2005, the Company issued a press release announcing that as a result of Mr. George Klaus’ resignation from the Company’s board of directors, the Company no longer complied with Nasdaq’s Marketplace Rule 4350 that requires the audit committee be composed of at least three independent directors. On March 7, 2006, the Company’s board of directors added Mr. Theodore Smith to the board’s audit committee thereby curing the condition of non-compliance. The Company’s board of directors has determined that Mr. Smith is an independent director under the Nasdaq Marketplace Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      March 10, 2006

FILENET CORPORATION

By:	/s/ Philip C. Maynard
Name:	Philip C. Maynard
Title:	Senior Vice President,

Chief Legal Officer and Secretary

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